Exhibit 3.67

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY BEVERAGES INTERNATIONAL INC.”, CHANGING ITS NAME FROM “CADBURY BEVERAGES INTERNATIONAL INC.”, TO “CADBURY SCHWEPPES SBS, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF FEBRUARY, A.D. 2004, AT 8 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 2944430
2462308 8100

040123898	DATE: 02-23-04

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
CADBURY BEVERAGES INTERNATIONAL INC.
     Cadbury Beverages International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Cadbury Beverages International Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is Cadbury Schweppes SBS, Inc.”
     SECOND: That in lieu of a meeting and vote of Sole stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing.
     IN WITNESS WHEREOF, said Cadbury Beverages International Inc. has caused this certificate to be signed by James L. Baldwin its Senior Vice President & Secretary, this 18th day of February 2004.

By:	/s/ James L. Baldwin James L. Baldwin, Senior Vice President & Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:10 PM 02/20/2004
FILED 08:00 PM 02/20/2004
SRV 040123898 – 2462308 FILE